INTERCREDITOR AGREEMENT

among

CENVEO CORPORATION,
as Company

and

CENVEO, INC.,
as Parent

and Certain of the Parent’s Subsidiaries,
as Grantors

and

BANK OF AMERICA, N.A.,
as First Lien Agent

and

Wells Fargo Bank, National Association
as Second Lien Collateral Agent

and

BANK OF AMERICA, N.A.,
as Control Agent

Dated as of February 5, 2010

-i-

-ii-

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT dated as of February 5, 2010, is entered into by and among CENVEO CORPORATION, a Delaware corporation (the “Company”), CENVEO, INC., a Colorado corporation (the “Parent”), each other Grantor (as defined below) from time to time party hereto, BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent under the First Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First Lien Agent”), Wells Fargo Bank, National Association, solely in its capacities as trustee under the Second Lien Notes Indenture and as collateral agent under the Second Lien Documents (as defined below) (the “Second Lien Collateral Agent”) and not in its individual capacity, any Permitted Additional Second Lien Obligations Representative (as defined below) who executes a joinder to this agreement from time to time, any representative of the lenders or holders under an Additional Credit Facility (as defined below) who executes a joinder to this agreement from time to time, and BANK OF AMERICA, N.A., a national banking association, in its capacity as control agent for the First Lien Agent and the Second Lien Collateral Agent.  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, as borrower, the “Lenders” from time to time party thereto (as further defined below, the “First Lien Lenders”), and the First Lien Agent, have entered into that certain Credit Agreement dated as of June 21, 2006 (as amended, restated, supplemented, or otherwise modified or Refinanced from time to time, the “Credit Agreement”), providing for the making of term facilities and a revolving credit facility to the Company, and the issuance of, and participation in, letters of credit for the account of the Company and its Subsidiaries, all as provided therein;

WHEREAS, the Company, as issuer, each of the other Grantors, including the Parent, as guarantors, and Wells Fargo Bank, National Association, in its capacity as trustee (the “Trustee”) have entered into that certain Supplemental Indenture dated as of the date hereof (as amended, restated, supplemented, or otherwise modified or Refinanced from time to time, the “Second Lien Notes Indenture”), pursuant to which the Company has issued certain notes (as amended, restated, supplemented, or otherwise modified or Refinanced from time to time, the “Second Lien Notes”)  to the holders thereof from time to time, guaranteed by the Grantors (other than the Company), which Notes and obligations under the Second Lien Notes Indenture will be secured by liens junior in priority to the liens securing the First Lien Obligations;

WHEREAS, the Grantors have guaranteed the obligations of Company under the Credit Agreement through the Guaranty (as defined in the Credit Agreement) and the obligations of the Grantors under the First Lien Documents are secured by substantially all of the real property and personal property assets of the Grantors, pursuant to the terms of the First Lien Security Documents, subject to certain limited exceptions as described therein (and after the date hereof, may become secured by certain of the real property assets of the Grantors on a first-priority basis);

WHEREAS, the obligations of the Grantors under the Second Lien Documents will also be secured by all or substantially all of the personal property assets of the Grantors pursuant to the terms of the Second Lien Security Documents, subject to certain limited exceptions as described therein (and after the date hereof, may become secured by certain of the real property assets of the Grantors on a second-priority basis);

WHEREAS, the Grantors may, from time to time, incur additional secured debt pursuant to the First Lien Credit Documents and such additional debt will be secured by the first-priority security interest in all Collateral of the First Lien Agent, on behalf of the First Lien Creditors, in accordance with the First Lien Credit Documents in existence at the time of such incurrence and this Agreement;

WHEREAS, pursuant to the Second Lien Notes Indenture, the Grantors may, from time to time, incur additional secured debt which additional debt may be secured on a pari passu basis with the obligations under the Second Lien Notes;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.   Definitions.

1.1           Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Credit Facility” means any “Credit Facility” (other than the Credit Agreement and related First Lien Documents) as defined in and permitted under the Second Lien Notes Indenture; provided, that any such “Credit Facility” shall only constitute an Additional Credit Facility hereunder if either (a) a Discharge of First Lien Obligations under the Credit Agreement and other related First Lien Documents occurs contemporaneously with a Refinancing thereof pursuant to a Refinancing that will be secured by a first priority Lien in any Collateral, or (b) the existing First Lien Lenders consent to such Credit Facility in accordance with the terms and conditions of the existing First Lien Credit Documents.  The authorized representative of the lenders or holders under any Additional Credit Facility shall execute a joinder agreement to this Agreement substantially in the form of Exhibit A, appropriately completed, and any such representative of an Additional Credit Facility described in the foregoing clause (a) shall succeed to all rights, benefits and obligations of the First Lien Agent hereunder.

“Agent” means, as the context requires, collectively, the First Lien Agent, the Second Lien Collateral Agent and the Control Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or other government action to close in the State of New York.

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Cash Management Agreement” means any agreement by a Cash Management Bank to provide Cash Management Services.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a First Lien Lender or an Affiliate of a First Lien Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Cash Management Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documents governing the Cash Management Services, regardless of whether such interest and fees are allowed or allowable in any such Insolvency or Liquidation Proceeding), now existing or hereafter incurred under, arising out of or in connection with such Cash Management Services, and the due performance and compliance by the Grantors with the terms, conditions and agreements of such Cash Management Services.

“Cash Management Services” means cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, tangible or intangible, constituting First Lien Collateral or Second Lien Collateral.

“Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, that Second Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Control Agent” has the meaning set forth in Section 5.5 hereof.

“Control Assets” has the meaning set forth in Section 5.5 hereof.

“Credit Agreement” has the meaning set forth in the recitals hereto, as amended, modified, restated, supplemented, replaced or otherwise Refinanced from time to time.

“Credit Facilities” has the meaning set forth in the Second Lien Notes Indenture.

“Creditors” means, collectively, the First Lien Creditors and the Second Lien Claimholders.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Document, whether or not such interest is or would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First Lien Documents and termination of all commitments of the First Lien Lenders to lend or otherwise extend credit under the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations (including (i) all letter of credit reimbursement obligations and (ii) legal fees and other expenses, costs or charges accruing on or after the commencement of an Insolvency or Liquidation Proceeding, in each case whether or not such amounts are, or would be, allowed in such Insolvency or Liquidation Proceeding) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than Cash Management Obligations and Secured Hedging Obligations so long as and to the extent that cash collateralization or other arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Agent) of all letters of credit issued under the First Lien Credit Documents.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“First Lien Agent” has the meaning set forth in the recitals hereto.

“First Lien Collateral” means all of the “Collateral” defined or referred to in the First Lien Security Documents, all the Mortgaged Properties referred to in the First Lien Credit Agreement and all of the other property that is or is purported or intended under the terms of the First Lien Security Documents to be subject to Liens (whether or not such Liens are perfected) in favor of the First Lien Agent for the benefit of the First Lien Creditors; provided, however, that for the avoidance of doubt, Title Assets and other Non-Collateral Assets shall not constitute First Lien Collateral for so long as they remain Title Assets or other Non-Collateral Assets, as the case may be, in accordance with Section 2.3(b) hereof.

“First Lien Credit Documents” means the Credit Agreement, each Additional Credit Facility (to the extent that such Additional Credit Facility provides for or evidences First Lien Obligations), the other Loan Documents (as defined in the Credit Agreement or any such Additional Credit Facility), and each of the other agreements, documents, and instruments pro-

viding for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding Secured Hedge Agreements and the documents governing the Cash Management Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or Refinanced from time to time.

“First Lien Creditors” means, at any relevant time, the “Secured Parties” as defined in the Credit Agreement, including, without limitation, the holders of First Lien Obligations at such time, including, the First Lien Lenders, the Hedge Banks, the Cash Management Banks, the First Lien Agent, and the other agents and arrangers under the Credit Agreement, together with their respective successors and assigns.

“First Lien Documents” means the First Lien Credit Documents, the Secured Hedge Agreements, and any and all documents governing the Cash Management Obligations.

“First Lien Lenders” means the “Lenders”  or “Holders” (as the case may be) from time to time party to, and as defined in, the Credit Agreement or any other First Lien Credit Document, together with their respective successors and assigns; provided that the term “First Lien Lender” shall in any event also include each letter of credit issuer and swing line lender under the Credit Agreement, including, without limitation, the “L/C Issuer”, the “Swing Line Lender” and any “Agent” under (and each as defined in) the Credit Agreement.

“First Lien Obligations” means (i) all “Obligations” under (and as defined in) the Credit Agreement and under any other document relating to the Credit Agreement, (ii) all Obligations under (and as defined in) any Additional Credit Facility and under any other document relating to such Additional Credit Facility (to the extent that the Indebtedness under such Additional Credit Facility is designated by the Company as “First Lien Obligations” for purposes of the Indenture), (iii) all Secured Hedging Obligations and (iv) all Cash Management Obligations; provided that the aggregate principal amount of, without duplication, revolving credit loans, letters of credit, term loans, other loans, notes or similar instruments (excluding, in any event, Cash Management Obligations and Secured Hedging Obligations) provided for under the Credit Agreement, such Additional Credit Facility or any other First Lien Credit Document (or any Refinancing thereof) in excess (the “Excess Amount”) of the Maximum First Lien Principal Indebtedness, and any interest relating to such Excess Amount, shall not constitute First Lien Obligations for purposes of this Agreement.  “First Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Lien Agent and the First Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each First Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable (but in any event not including any obligations excluded pursuant to the proviso in the preceding sentence).

“First Lien Release” has the meaning given such term in Section 5.1.

“First Lien Security Agreement” means the Security Agreement, dated as of June 21, 2006, among the Company, the Parent, the other Grantors from time to time party thereto and the First Lien Agent, as the same may be amended, restated, supplemented, modified or Refinanced from time to time.

“First Lien Security Documents” means the First Lien Security Agreement, the Collateral Documents (as defined in the Credit Agreement), the Mortgages (as defined in the Credit Agreement), and any other agreement, document, mortgage, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified, or Refinanced from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means collectively, the Company, the Parent and each of the Subsidiaries of the Parent which is, from time to time, a Guarantor under the Guaranty, as defined in the Credit Agreement, or a Subsidiary Guarantor under the Second Lien Documents and that has executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Security Document or a Second Lien Security Document.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a First Lien Lender or an Affiliate of a First Lien Lender, in its capacity as a party to such Secured Hedge Agreement.

“Indebtedness” means all Obligations that constitute “Indebtedness” within the meaning of the Credit Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Letters of Credit” means any “Letter of Credit” under (and as defined in) the Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loans” means a “Loan” or “Loans” under (and each as defined in) the Credit Agreement.

“Maximum First Lien Principal Indebtedness” means Indebtedness, including letters of credit, under the First Lien Credit Documents (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Grantors thereunder) in an aggregate principal amount not to exceed the amount of Indebtedness permitted under clause (i) of the definition of “Permitted Liens” under the Second Lien Notes Indenture as in effect on the date hereof.  For the avoidance of doubt, for the purposes of this definition, (a) any additional Indebtedness under the First Lien Credit Documents permitted under the Second Lien Notes Indenture as in effect on the date hereof shall be deemed to include 100% of any increase in revolving commitments under the First Lien Credit Documents after the date hereof, whether or not the full amount of such commitments is borrowed on the effective date of such increase or borrowed, repaid and/or reborrowed at any time thereafter, so long as such increase was permitted under the Second Lien Notes Indenture as of the effective date of such increase, and (b) Secured Hedging Obligations and Cash Management Obligations shall not be considered Indebtedness under the First Lien Credit Documents.

“New Agent” has the meaning set forth in Section 5.6 hereof.

“Non-Collateral Assets” means (i) the Title Assets, (ii) any deposit account of a Grantor with respect to which neither the First Lien Agent nor the Second Lien Collateral Agent has been granted a lien or security interest, but excluding any proceeds of Collateral in such deposit account, (iii) commercial tort claims of a Grantor as to which neither the First Lien Agent nor the Second Lien Collateral Agent has been granted a lien or a security interest, (iv) other personal property assets of the Grantors in which a secured party must perfect a Lien in a manner other than the filing of a financing statement under Article 9 of the UCC and as to which neither the First Lien Agent nor the Second Lien Collateral Agent has been granted or has perfected a security interest, and (v) the proceeds of each of the types of assets referred to in clauses (i) through (iv) above, but solely to the extent such proceeds do not otherwise constitute Collateral; and in each case under clauses (i) through (iv) above, for so long as the applicable asset remains Title Assets or Non-Collateral Assets pursuant to Section 2.3(b) hereof; provided, that, for the avoidance of doubt, any asset that constitutes Collateral hereunder shall not be Non-Collateral Assets or Title Assets for purposes hereof.

“Obligations” means any and all obligations (including guaranty obligations) of any Grantor, whether now existing or hereafter arising, liquidated or contingent, with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest or any premium that accrues on or after the commencement of any Insolvency or Liquidation Proceeding of such Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest or premium is allowed or allowable in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance and compliance obligations under the documentation governing any indebtedness.

“Permitted Additional Second Lien Indebtedness” means Indebtedness that is permitted by Section 7.02(n) of the Credit Agreement and qualifies as “Permitted Additional Pari Passu Obligations” under the Second Lien Notes Indenture.

“Permitted Additional Second Lien Indebtedness Documents” means each of the agreements, documents, joinders and instruments providing for or evidencing any Permitted Additional Second Lien Indebtedness as well as any other document or instrument executed or delivered at any time in connection with any Permitted Additional Second Lien Indebtedness, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time.

“Permitted Additional Second Lien Obligations” means Obligations under the Permitted Additional Second Lien Indebtedness Documents with respect to Permitted Additional Second Lien Indebtedness; provided that each Permitted Additional Second Lien Obligations Representative of such Permitted Additional Second Lien Obligations executes a joinder agreement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Permitted Additional Second Lien Obligations Representative” means each duly authorized representative of any holders of Permitted Additional Second Lien Obligations which representative has executed a joinder agreement to this Agreement substantially in the form of Exhibit A (appropriately completed) and which is a party to the Permitted Additional Second Lien Indebtedness Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Possessory Collateral” means all Collateral in the possession of the Control Agent, or its agents or bailees, to the extent that possession thereof is taken to perfect a Lien thereon under the UCC or other applicable local law.

“Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness,

in exchange or replacement for, such indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including, without limitation, (i) Second Lien Notes Indenture Secured Parties, (ii) the Second Lien Collateral Agent and (iii) the holders from time to time of any other Second Lien Obligations, and each Permitted Additional Second Lien Obligations Representative.

“Second Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, tangible or intangible, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any Second Lien Obligations (including proceeds and products thereof).  For the avoidance of doubt, Title Assets and other Non-Collateral Assets shall not constitute Second Lien Collateral for so long as they remain Title Assets or other Non-Collateral Assets, as the case may be, in accordance with Section 2.3(b) hereof.

“Second Lien Collateral Agent” means (i) so long as the Obligations under the Second Lien Notes Indenture are outstanding, the Trustee, in its capacity as collateral agent for the noteholders and other secured parties under the Second Lien Notes Indenture and the other Second Lien Notes Documents, and (ii) at any time thereafter, such agent or trustee as is designated “Second Lien Collateral Agent” by Second Lien Claimholders holding a majority in principal amount of the Second Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Second Lien Obligations; it being understood that as of the date of this Agreement, the Trustee shall be so designated Second Lien Collateral Agent.

“Second Lien Documents” means (x) the Second Lien Notes Documents and (y) the Permitted Additional Second Lien Indebtedness Documents.

“Second Lien Noteholders” means, collectively, each “Holder” under, and as defined in, the Second Lien Notes Indenture.

“Second Lien Notes” has the meaning set forth in the recitals hereto.

“Second Lien Notes Documents” means the Second Lien Notes Indenture, the Second Lien Notes, the Second Lien Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligations that are Obligations under the Second Lien Notes Indenture, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations that are Obligations under the Second Lien Notes Indenture, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time.

“Second Lien Notes Indenture” has the meaning set forth in the recitals hereto.

“Second Lien Notes Indenture Secured Parties” means the Trustee, the Second Lien Collateral Agent and the Second Lien Noteholders.

“Second Lien Obligations” means (x) all Obligations under the Second Lien Notes Indenture and the other Second Lien Notes Documents and (y) any Permitted Additional Second Lien Obligations.  “Second Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second Lien Collateral Agent and the Second Lien Claimholders on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Second Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“Second Lien Security Agreement” means the Security Agreement, dated as of the date hereof, among the Borrower, the other Grantors from time to time party thereto and the Second Lien Collateral Agent, as the same may be amended, restated, supplemented, modified or Refinanced from time to time.

“Second Lien Security Documents” means the Second Lien Security Agreement, the Mortgages (as defined in the Second Lien Notes Indenture) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, restated, supplemented, modified or Refinanced from time to time.

“Secured Hedge Agreements” means any interest rate Swap Contract permitted under Article VI or VII of the Credit Agreement that is entered into by and between the Company and any Hedge Bank.

“Secured Hedging Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and all fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Secured Hedge Agreement, regardless of whether such interest and fees are allowed or allowable in any such Insolvency or Liquidation Proceeding, now existing or hereafter incurred under, or arising out of or in connection with, any Secured Hedge Agreement (including all such obligations and indebtedness under any guarantee of any such Secured Hedge Agreement to which any Grantor is a party) and the due performance and compliance by the Grantor with the terms, conditions and agreements of such Secured Hedge Agreement.

“Security Documents” means, collectively, the First Lien Security Documents and the Second Lien Security Documents.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Subsidiary Guarantors” means each Subsidiary of the Parent which enters into a guaranty of any Second Lien Obligations.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Title Assets” has the meaning set forth in Section 2.3(b) hereto.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) a reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2.   Priority of Liens.

2.1           Subordination; Etc.

(a)           Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the First Lien Documents or the Second Lien Documents to the contrary, or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and each other Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents) hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Agent or any First Lien Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations, and (c) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien securing the Second Lien Obligations pari passu with, or to give the Second Lien Collateral Agent or Second Lien Claimholders any preference or priority relative to, any Lien securing the First Lien Obligations with respect to the Collateral or any part thereof.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Agent or the First Lien Creditors to adequately perfect its security interests in the Collateral, the avoidance, invalidation or lapse of any Lien on the First Lien Collateral or whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.  The parties hereto acknowledge and agree that it is their intent that (i) the First Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second Lien Obligations (and the security therefor) and (ii) the grant of Liens securing payment and performance of the First Lien Obligations and the grant of  Liens securing payment and performance of the Second Lien Obligations are two separate grants and create two separate and distinct Liens with each such Lien securing only the First Lien Obligations or the Second Lien Obligations, as the case may be.  Without limitation of the foregoing, to the extent that, after the date hereof, the Grantors are required to grant a mortgage or deed of trust to the First Lien Agent and/or the Second Lien Colla-

teral Agent, the Grantors will grant separate substantially identical mortgages and/or deeds of trust to each of the First Lien Agent and the Second Lien Collateral Agent to secure their respective, separate claims.

(b)           The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) subject to succeeding clause (d), the amount of such revolving First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (d), subject to the limitations (solely for purposes of this Agreement) on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations,” the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof.  Subject to the limitations (solely for purposes of this Agreement) on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations,” the lien priorities provided in this Section 2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

2.2           Prohibition on Contesting Liens.  Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Creditor, agrees that it shall not (and hereby waives any right to) take any action to challenge or contest, or support any other Person in contesting or challenging, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First Lien Obligations or the Second Lien Obligations or (iii) the relative rights and duties of the holders of the First Lien Obligations and the Second Lien Obligations granted and established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or, to the extent provided in Section 3, any First Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Section 2.1 hereof.

2.3           No New Liens; Non-Collateral Assets.

(a)           So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Company and the Parent shall not, and shall not permit any other Grantor or Subsidiary to, grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any Second Lien Obligation unless it has also granted or contemporaneously grants to the First Lien Agent a Lien on such asset or property to secure the First Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the First Lien Agent; provided that the Company or the Parent shall provide notice to the Second Lien Collateral Agent if the First Lien Agent has been granted a security interest or becomes perfected with respect to any additional Liens on any asset or property to se-

cure the First Lien Obligations, and in such event, the Company, the Parent or such other Grantor or Subsidiary, as applicable, shall contemporaneously grant such additional Liens, or take such additional action (other than delivery of possession of any Collateral or control over any Collateral that is not required to be subject to control pursuant to Second Lien Security Documents) as is necessary to perfect any Liens so granted, in favor of the Second Lien Collateral Agent.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent and the other First Lien Creditors, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, and each other Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien for the benefit of the First Lien Agent as security for the First Lien Obligations (and all amounts received by or distributed to any of them pursuant to or as a result of the Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2) and (y) at the request of the First Lien Agent, either assign such Lien to the First Lien Agent to secure the First Lien Obligations (in which case the Second Lien Collateral Agent will retain a second-priority lien on such assets subject to the terms of this Agreement) or release such Lien.  All proceeds of such additional Collateral shall in any event be applied in accordance with this Agreement.

(b)           The First Lien Agent and the Second Lien Collateral Agent acknowledge and agree that (i) as of the date hereof, the Second Lien Collateral Agent is not requiring the Company, the Parent or any other Grantor to provide to the Second Lien Collateral Agent a perfected Lien on real property on which the Borrower has not granted the First Lien Agent a mortgage or deed of trust or motor vehicles or other equipment covered by certificates of title or ownership owned or leased by the Company, the Parent or any other Grantor (such real property and motor vehicles or other equipment covered by certificates of title or ownership, herein, the “Title Assets”), provided, however, that the First Lien Agent has the right at certain times and from time to time, pursuant to the terms of the Credit Agreement and the First Lien Security Agreement, to require the Company, the Parent and each other Grantor to deliver to the First Lien Agent titles to non-real property Title Assets and mortgages or deeds of trust with respect to real property (and take such other steps as may be reasonably requested by the First Lien Agent) in order to provide the First Lien Agent, for the benefit of the First Lien Creditors, a perfected, first-priority security interest in such Title Assets, and (ii) there may be certain other limited assets of the Grantors that constitute Non-Collateral Assets at a particular time of reference.  In connection therewith, the First Lien Agent and the Second Lien Collateral Agent further acknowledge and agree that, in the event that the First Lien Agent exercises its rights or has exercised its rights to perfect a Lien in all or any portion of the Title Assets or any other Non-Collateral Asset, then (i) with respect to the Title Assets, from and after the date upon which the title to any motor vehicle or other equipment covered by certificates of title or ownership is delivered to the First Lien Agent (or the Control Agent) or any mortgage or deed of trust is recorded on any real property, such equipment or real property shall constitute Collateral for all purposes hereof and shall no longer be Title Assets hereunder and (ii) with respect to any other Non-Collateral Asset, from and after the date upon which the First Lien Agent or the Second Lien Collateral Agent obtains a grant of Lien and security interest therein, such other Non-Collateral Asset (or the applicable portion thereof) shall constitute Collateral for all purposes hereof and shall no longer be Non-Collateral Assets hereunder.  Upon the perfection by the First Lien Agent or any other First Lien Creditor of a Lien in any Title Asset or grant by a Grantor in favor of the

First Lien Agent, for the benefit of the First Lien Creditors, of a lien or security interest in any other Non-Collateral Asset, in each case after the date hereof, the Company, the Parent or applicable Grantor shall grant to the Second Lien Collateral Agent a Lien on such Title Asset or other Non-Collateral Asset and, to the extent the First Lien Agent has perfected such Lien, shall cooperate with the Second Lien Collateral Agent in order to perfect such Lien in favor of the Second Lien Collateral Agent, with any such Lien to be subject to the terms of this Agreement and to be subordinate to the Lien in such Collateral in favor of the First Lien Agent on the same basis as the other Liens securing the First Lien Obligations.

2.4           Similar Liens and Agreements.  The parties hereto agree that it is their intention that the Second Lien Collateral and the Second Lien Security Documents shall not be more expansive than, and shall be, except to the extent provided herein, identical to, the First Lien Collateral and the corresponding First Lien Security Documents; provided, that with respect to any Second Lien Obligations, the Second Lien Collateral shall not include a Lien on any First Lien Collateral that is specifically excluded from the Second Lien Security Documents with respect to such Second Lien Obligations (including, for example and without limitation, securities of Subsidiaries included in the First Lien Collateral to the extent a Lien in favor of the Second Lien Collateral Agent thereon would require the filing of financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended).  In furtherance of the foregoing and of Section 8.9 hereof, the Second Lien Collateral Agent (on behalf of itself and the other Second Lien Claimholders) agrees, subject to the other provisions of this Agreement:

(i)           upon request by the First Lien Agent, to cooperate in good faith (and to direct its counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second Lien Documents; and

(ii)           that any Subsidiary of the Parent that is a Guarantor under the Guaranty (each as defined in the Credit Agreement) and has executed and delivered a First Lien Security Document shall also be a guarantor of the Second Lien Obligations and shall execute and deliver a Comparable Second Lien Security Document, and each Subsidiary of the Parent that is a guarantor of the Second Lien Obligations and has executed and delivered a Comparable Second Lien Security Document shall also be a Guarantor under the Guaranty (each as defined in the Credit Agreement).

SECTION 3.     Enforcement.

3.1           Exercise of Remedies.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the Parent or any other Grantor: (i) the Second Lien Collateral Agent and the other Second Lien Claimholders will not exercise or seek to exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party or holds a perfected interest through the Control Agent) or institute or commence, or join with any Person in commencing, any action or proceeding against the Company, the Parent or any other Grantor with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution), and will not contest, protest, hinder, delay, seek to enjoin, object or seek to delay any foreclosure proceeding or action brought by the First Lien Agent or any other First Lien Creditor or any other exercise by the First Lien Agent or any other First Lien Creditor, of any rights and remedies relating to the Collateral under the First Lien Credit Documents or otherwise, or contest, protest, seek to enjoin or object to the forbearance by the First Lien Agent or the other First Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First Lien Agent shall have the exclusive right to commence and maintain enforcement actions and enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Claimholder; provided, that, (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company, the Parent or any other Grantor, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to all or any portion of the Second Lien Obligations, (B) the Second Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Obligations, or the rights, remedies and claims of the First Lien Agent or the other First Lien Creditors) in order to preserve, perfect or protect its Lien on the Collateral in a manner not otherwise inconsistent with the terms of this Agreement, (C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claim secured by the Collateral, if any, in each case in a manner not otherwise inconsistent with the terms of this Agreement and not adverse to the prior Liens on the Collateral securing the First Lien Obligations or the rights, remedies and claims of the First Lien Agent or other First Lien Creditor and (D) in any Insolvency or Liquidation Proceeding commenced by or against the Company, the Parent or any other Grantor, the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case subject to the terms of this Agreement (including, without limitation, Section 5.4 hereof) and in accordance with the terms of this Agreement.  In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the other First Lien Creditors may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with re-

spect to any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First Lien Agent pursuant to Section 4.2, unless and until the Discharge of First Lien Obligations has occurred.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, the rights of the Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Collateral are limited to the right to hold a Lien on the Collateral pursuant to the Second Lien Security Documents for the period and to the extent granted therein, to receive a share of the proceeds thereof, if any, in accordance with the terms of the Second Lien Documents and applicable law, after the Discharge of First Lien Obligations has occurred, and to exercise only such other rights as are expressly permitted herein.

(c)           Subject to the proviso in clause (ii) of Section 3.1(a), the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, and each other Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), (i) agrees that the Second Lien Collateral Agent and the other Second Lien Claimholders will not take any action that would enjoin, hinder, delay, limit or prohibit any exercise of remedies under the First Lien Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document or subordinate the priority of the First Lien Obligations to the Second Lien Obligations or grant the Liens securing the Second Lien Obligations equal ranking to the Liens securing the First Lien Obligations and (ii) hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First Lien Agent or the other First Lien Creditors seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Lien Creditors is adverse to the interest of the Second Lien Claimholders.

(d)           The Second Lien Claimholders hereby acknowledge and agree that no covenant, agreement or restriction contained in the Second Lien Security Documents or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the other First Lien Creditors with respect to the Collateral as set forth in this Agreement and the First Lien Documents.

3.2           Actions Upon Breach.

(a)           If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor with respect to the Collateral or against the Collateral, any First Lien Creditor may intervene and interpose as a defense or dilatory plea the making of this Agreement, in its name or in the name of such Grantor.

(b)           Should any Second Lien Claimholder, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the First Lien Agent (in its own name or in the name of the relevant Grantor), or any other First Lien Creditor with the prior written consent of the First Lien Agent, (i) may obtain relief against such Second Lien Claimholder by injunction, specific performance or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Claimholder that (x) the First Lien Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (y) each Second Lien Claimholder waives any defense that the First Lien Creditors cannot demonstrate damage or can be made whole by the awarding of damages, and (ii) shall be entitled to damages from the Second Lien Claimholders (other than the Second Lien Collateral Agent), as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 4.      Payments.

4.1           Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds of Collateral received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral or under a plan of reorganization upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First Lien Agent to the First Lien Obligations in such order as specified in the relevant First Lien Credit Document.  Upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver to the Second Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Security Documents.

4.2           Payment Turnover.  Until such time as the Discharge of First Lien Obligations has occurred, any Collateral or proceeds thereof (including any distribution in respect of the Collateral) received by the Second Lien Collateral Agent or any other Second Lien Claimholders in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Collateral or that is otherwise inconsistent with this Agreement shall be segregated and held in trust and promptly paid over to the First Lien Agent for the benefit of the First Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such other Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5.     Other Agreements.

5.1           Releases.

(a)           If, in connection with:

(i)           the exercise of the First Lien Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral; or

(ii)           any sale, lease, exchange, transfer or other disposition of any Collateral permitted or not prohibited under the terms of the First Lien Credit Documents and the Second Lien Documents, whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder;

there occurs the release by the First Lien Agent of any of its Liens on any part of the Collateral (each, a “First Lien Release”), then the Liens, if any, of the Second Lien Collateral Agent, for itself and for the benefit of the other Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and, upon receipt of notice in writing from the First Lien Agent or any Grantor, together with the opinion of counsel and officers’ certificate, if any, provided for in the Second Lien Notes Indenture that all conditions precedent in the Second Lien Security Documents and Second Lien Notes Indenture have been complied with, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, promptly shall execute and deliver to the First Lien Agent or such Grantor such termination statements, releases and other documents as the First Lien Agent or such Grantor may request, and/or which such Grantor has provided to the Second Lien Collateral Agent, to effectively confirm such release; provided, however, that (i) if the Liens securing the First Lien Obligations are released in connection with the Discharge of First Lien Obligations (without a contemporaneous incurrence of new or replacement First Lien Obligations), the second-priority Liens on the Collateral will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the First Lien Obligations secured by the Collateral) and (ii) any release effected or occasioned by the terms of this Section 5.1 by Second Lien Collateral Agent of any Lien in favor of the Second Lien Collateral Agent or any of the Second Lien Claimholders shall not extend to or otherwise affect any of the rights of the Second Lien Collateral Agent or any Second Lien Claimholder arising under the Second Lien Documents to any proceeds of any disposition of any Collateral occurring in connection with such First Lien Release; provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of this Agreement.  In the case of the sale of Equity Interests of a Subsidiary or any other transaction resulting in the release of such Subsidiary as a Guarantor under the Guaranty as defined in the Credit Agreement in accordance with the Credit Agreement or any other First Lien Credit Document (whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder), the guarantee in favor of the Second Lien Claimholders, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, such Subsidiary is released and discharged as a Guarantor under the First Lien Credit Documents.

(b)           Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such other Second Lien Claimholder or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all ap-

propriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

5.2           Insurance.  The First Lien Agent (on behalf of the First Lien Creditors) shall be named as first loss payee under all insurance policies maintained from time to time by any Grantor (other than liability policies) and the Second Lien Collateral Agent (on behalf of the Second Lien Claimholders) shall be named as the second loss payee on such policies of insurance.  The First Lien Agent and the Second Lien Collateral Agent shall be named additional insureds on all liability insurance policies maintained from time to time by any Grantor.  Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Agent shall have the sole and exclusive right, subject only to the rights of the Grantors under the First Lien Documents, to adjust settlement for any insurance policy or claim covering all or any portion of the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting all or any portion of the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the First Lien Agent for the benefit of the First Lien Creditors pursuant to the terms of the First Lien Credit Documents (including, without limitation, for purposes of cash collateralization of commitments, Letters of Credit, and Secured Hedge Agreements) and, after the Discharge of First Lien Obligations has occurred, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders (in respect of any Collateral) to the extent required under the Second Lien Security Documents (and subject to the rights of the Grantors under the Second Lien Documents) and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If the Second Lien Collateral Agent or any other Second Lien Claimholder shall, at any time, receive from the insurer any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2 of this Agreement.

5.3           Amendments to First Lien and Second Lien Documents.

(a)           The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced in whole or in part, subject to the limitations set forth in the definition of “First Lien Obligations” in this Agreement, in each case without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt (to the extent such debt is secured by a first priority Lien in any Collateral) bind themselves in writing to the terms of this Agreement.

(b)           Without the prior written consent of the First Lien Agent, no Second Lien Document may be amended, restated, supplemented, modified or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new Second Lien Document, would contravene the provisions of this Agreement, the

Credit Agreement, or any other First Lien Credit Document (it being understood that the Second Lien Collateral Agent may rely upon an opinion of counsel to the Company, to make any determination as to whether the requirements of this Section 5.3 have been complied with).  The Company, the Parent, each other Grantor and the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Claimholders) each agree that each Second Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Second Lien Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of February 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the ‘Intercreditor Agreement’), among Cenveo Corporation, Cenveo, Inc., the other Grantors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent, and Wells Fargo Bank, National Association, in its capacity as the initial Second Lien Collateral Agent thereunder.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company, the Parent, each other Grantor and the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Claimholders) each agree that each Second Lien Security Document executed and delivered from time to time on or after the date hereof covering any Collateral constituting real property shall contain such other language as the First Lien Agent may reasonably request to reflect the subordination of such Second Lien Security Document to the First Lien Security Document covering such Collateral.

(c)           In the event the First Lien Agent or the other First Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Agent, the other First Lien Creditors, the Company, the Parent or any other Grantor thereunder, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of the Second Lien Collateral Agent or the other Second Lien Claimholders and without any action by the Second Lien Collateral Agent, the Company, the Parent or any other Grantor, provided that (A) any such amendment, restatement, waiver or consent that is prejudicial to the rights of the Second Lien Claimholders and does not affect the First Lien Agent or the other First Lien Creditors in a like or similar manner shall not apply to the Comparable Second Lien Security Document without the consent of the Second Lien Collateral Agent, it being agreed that any release contemplated by Section 5.1 hereof shall be deemed not to be prejudicial to the rights of the Second Lien Claimholders, and (B) written notice of such amendment, restatement, waiver or consent shall have been given to the Second Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, restatement, waiver or consent).  Nothing in this clause (c) is intended to, or shall have the effect of, modifying or waiving the rights of the Second Lien

Collateral Agent under Section 7.2 or 7.7 of the Second Lien Notes Indenture and no amendment, restatement, waiver or consent that adversely affects the rights, protections and immunities of the Second Lien Collateral Agent shall be of any effect without the written consent of the Second Lien Collateral Agent.

(d)           The Second Lien Obligations may be Refinanced, in whole or in part and without the consent of the First Lien Agent or any of the First Lien Creditors, to the extent such Refinancing is permitted pursuant to, or is not prohibited by, the terms of the First Lien Credit Documents, and the holders of such Refinancing debt (to the extent such debt is secured by a second priority Lien in any Collateral) bind themselves in writing to the terms of this Agreement.

5.4           Rights As Unsecured Creditors.  Except as otherwise set forth in this Agreement, the Second Lien Collateral Agent and the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Documents and applicable law, it being agreed by the Second Lien Collateral Agent (on behalf of itself  and the Second Lien Claimholders) that the waivers and other agreements made herein by the Second Lien Collateral Agent (on behalf of itself  and the Second Lien Claimholders) shall bind it (and each of the Second Lien Claimholders) in their capacity as an unsecured creditor.  Except as otherwise set forth in this Agreement (and subject in any event to any lien subordination provisions in the Second Lien Notes Indenture and the other Second Lien Documents), nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Claimholder of payments on the Second Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Second Lien Collateral Agent or any other Second Lien Claimholder of rights or remedies as a secured creditor with respect to the Collateral (including setoff or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or (ii) otherwise in contravention of this Agreement.  In the event the Second Lien Collateral Agent or any other Second Lien Claimholder becomes a judgment lien creditor in respect of Collateral as a result of any enforcement of its rights, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the other First Lien Creditors may have with respect to the First Lien Collateral.

5.5           Control Agent for Perfection.

(a)           The First Lien Agent, on behalf of itself and the First Lien Creditors, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoint Bank of America, N.A. as its collateral agent (in such capacity, together with any successor in such capacity from time to time, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Agent (on behalf of itself and the First Lien Creditors) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Possessory Collateral and all, if any, Collateral consisting of Motor Vehicles, deposit accounts, securities accounts or commodity accounts (the “Control Assets”), solely for purposes of perfecting the Liens of such parties on the Possessory Collateral and such Control Assets.  The Control Agent accepts such appointment and agrees to hold the Possessory Collateral and any Control Assets in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Agent (on behalf of itself and the First Lien Creditors) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Possessory Collateral or Control Assets, subject to the terms and conditions of this Section 5.5.

(b)           With respect to any and all filings or recordings by or in favor of First Lien Agent or Control Agent made in the United States Patent and Trademark Office or the U.S. Copyright Office against any Grantor’s intellectual property which constitutes Collateral, First Lien Agent or Control Agent, as applicable, agrees to act under such filings and recordings, to the extent filings or recordings of such type and character are necessary to obtain perfection of a Lien in such intellectual property, and to hold such Liens as agent and bailee for the Second Lien Collateral Agent and each Second Lien Claimholder, and their respective successors and assigns, solely for the purpose of achieving the perfection of such Liens granted in such intellectual property to the Second Lien Collateral Agent pursuant to the Second Lien Security Documents, subject, in all respects, to the terms and conditions of this Section 5.5.

(c)           Until the Discharge of First Lien Obligations has occurred, the Control Agent, the First Lien Agent (on behalf of itself and the First Lien Creditors) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) each hereby agrees that the First Lien Agent shall have the sole and exclusive authority to give instructions to, and otherwise direct, the Control Agent in respect of the Possessory Collateral and the Control Assets (such instructions and directions to be consistent with this Agreement) and shall be entitled to deal with the Possessory Collateral and the Control Assets in accordance with the terms of the First Lien Credit Documents as if the Liens of the Second Lien Collateral Agent under the Second Lien Security Documents did not exist.  The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Credit Documents and neither the Second Lien Collateral Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Agent in any respect.  The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Agent in accordance with the First Lien Credit Agreement.  The First Lien Claimholders and the Second Lien Claimholders (other than the Second Lien Collateral Agent) hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Creditors are required to do so for the First Lien Agent in accordance with the Credit Agreement and the Second Lien Claimholders are required to do so for the Second Lien Collateral Agent in accordance with the Second Lien Documents.

(d)           The Control Agent shall have no obligation whatsoever to the First Lien Creditors and the Second Lien Collateral Agent or any Second Lien Claimholder, including, without limitation, any obligation to assure that any of the Possessory Collateral or the Control Assets is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.  In acting on behalf of the Second Lien Collateral Agent and the Second Lien Claimholders and the First Lien Agent and the First Lien Creditors, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely (i) to physically holding or controlling (to the extent physical delivery has been made or control has been effected and has not been terminated by the applicable depository bank or securities intermediary) the Possessory Collateral or Control Assets delivered to the Control Agent by any Grantor as agent for the First Lien Agent (on behalf of itself and the First Lien Creditors) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Lien held by the First Lien Agent and the Second Lien Collateral Agent and (ii) delivering such collateral as set forth in Section 5.5(f).

(e)           Neither the Control Agent nor the First Lien Agent shall have by reason of the Second Lien Documents (including, without limitation, the Second Lien Security Documents), the First Lien Credit Documents (including, without limitation, the First Lien Security Documents), this Agreement or any other document, a fiduciary relationship or any fiduciary duties in respect of the First Lien Creditors, the Second Lien Collateral Agent or any other Second Lien Claimholder.

(f)           Upon the Discharge of First Lien Obligations (other than as provided in Section 5.6), the Control Agent shall deliver whatever Possessory Collateral or Control Assets it has in its possession (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second Lien Collateral Agent or as the Second Lien Collateral Agent shall otherwise lawfully direct (solely to the extent such Possessory Collateral or Control Assets constitute Collateral), if any Second Lien Obligations remain outstanding, and second, to the Company or the relevant Grantor if no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Possessory Collateral and Control Assets).  The Control Agent further agrees to take all other action reasonably requested by such Person, at such Person’s sole cost and expense, in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.  Without limiting the foregoing, upon the Discharge of First Lien Obligations, at the request of the Company or the Second Lien Collateral Agent, the Control Agent will use commercially reasonable efforts to promptly deliver an appropriate termination or other notice confirming such Discharge of First Lien Obligations to the applicable depositary bank, issuer of uncertificated securities or securities intermediary, if any, with respect to deposit account collateral, money market mutual fund or similar collateral, or securities account collateral.

(g)           The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to the First Lien Agent and the Second Lien Collateral Agent.  If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First Lien Agent and the Second Lien Collateral Agent, the Control Agent shall deliver the Possessory Collateral and Control Assets, together with any necessary endorsements, to the First Lien Agent (or otherwise allow the First Lien Agent to obtain control of such Possessory Collateral and Control Assets) or as a court of competent jurisdiction may otherwise direct and the First Lien Agent shall accept and succeed to the role of the Control Agent with respect to the Possessory Collateral and Control Assets.

(h)           The parties hereto agree that the First Lien Agent has entered and may in the future enter into control agreements and other perfection arrangements with respect to deposit accounts, securities accounts and other Control Assets.  The First Lien Agent and other parties hereto agree that the First Lien Agent is acting under any such control agreements and other per-

fection arrangements as a Control Agent (whether or not such capacity of a Control Agent is stated in any such agreement or arrangement) for the benefit of all Creditors.

5.6           When Discharge of First Lien Obligations Deemed to Not Have Occurred.  If the Discharge of First Lien Obligations occurs contemporaneously with any Refinancing of the First Lien Obligations that will be secured by a first priority Lien in any Collateral, or if the Grantors subsequently incur First Lien Obligations, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (it being understood that the parties hereto may take actions in connection with the Discharge of First Lien Obligations that are being discharged at such time and the parties may need to take additional actions in connection with the incurrence of new First Lien Obligations to assure such new First Lien Obligations are perfected), and the obligations under such Refinancing or subsequent First Lien Obligations shall automatically be treated as “First Lien Obligations” for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the agent under the First Lien Credit Documents evidencing or relating to such Refinancing shall be the First Lien Agent for all purposes of this Agreement (and, if there is no agent relating to such Refinancing, any lender, bank, or financial institution holding any obligations thereunder shall be deemed First Lien Agent for all purposes hereunder).  Upon receipt of an officers’ certificate (as defined in the Second Lien Notes Indenture) stating that the Company or other Grantors have entered into any such Refinancing of the First Lien Obligations (which certificate shall include the identity of the new agent (such agent, the “New Agent”) and state that such Refinancing is permitted under the Second Lien Notes Indenture), the Second Lien Collateral Agent shall promptly, at the Company’s sole cost and expense, enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  If the new First Lien Obligations under the new First Lien Credit Documents are secured by assets of the Grantors of the type constituting First Lien Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second-priority lien on such assets to the same extent provided in the Second Lien Documents with respect to the other First Lien Collateral.  The Second Lien Collateral Agent shall not be charged with knowledge of such Refinancing until it receives written notice from the First Lien Agent, New Agent or the Company of the occurrence of such Refinancing.

SECTION 6.     Insolvency or Liquidation Proceedings.

6.1           Finance and Sale Issues.

(a)           Until the Discharge of the First Lien Obligations has occurred, if the Company, the Parent or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of Cash Collateral on which the First Lien Agent or any other creditor of the Company, the Parent or any other Grantor has a Lien or agrees to permit the Company, the Parent or any other Grantor to obtain post-petition financing (including on a priming basis), whether from the First Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such Post-Petition Financing shall not exceed an aggregate amount equal to $25 million in excess of the Maximum First Lien Principal Indebtedness, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and each Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), agrees that it will not oppose, seek to enjoin or raise any objection to, contest or otherwise interfere with (or join with or support any third party opposing, objecting to or contesting), and, as necessary, will consent to, such use of Cash Collateral or Post-Petition Financing (or to the priming of, or to the granting of the Liens pari passu with, the Liens securing the Second Lien Obligations; provided that the Liens granted in connection with such post-petition financing also prime, or are pari passu with, the Liens securing the First Lien Obligations) and will not request adequate protection or any other relief in connection therewith that is inconsistent with Section 6.3 (except as expressly agreed in writing by the First Lien Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such Post-Petition Financing incurred in compliance with this Section 6.1, the Liens of the Second Lien Claimholders on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such Post-Petition Financing had not occurred.

(b)           Until the Discharge of the First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and each Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), agrees that it will raise no objection to, seek to enjoin, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any, or substantially all of the Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First Lien Creditors have consented to such sale or disposition of such assets (and their Liens thereon are simultaneously being released) so long as (i) the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds thereof on the same basis and priority as the other Liens securing the Second Lien Obligations under this Agreement and (ii) the net cash proceeds of such sale or other disposition are being used to repay First Lien Obligations.  If requested by the First Lien Agent in connection therewith, the Second Lien Collateral Agent shall affirmatively consent to such a sale or disposition.

6.2           Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and each Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), agrees that none of them shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent, or (ii) oppose, seek to enjoin, object to or contest (or join with or support any third party opposing, objecting to or contesting) any request by the First Lien Agent or any First Lien Creditor to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding, provided that the Second Lien Collateral Agent shall not be prohibited, as a result of the foregoing, from exercising the rights provided to it under Section 6.3(b).

6.3           Adequate Protection.

(a)           The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and each Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), agrees that none of them shall (i) oppose, seek to enjoin, object to, contest or interfere with (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First Lien Agent or the other First Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the First Lien Agent or the other First Lien Creditors to any motion, relief, action or proceeding based on the First Lien Agent or the other First Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, except as expressly provided in this Section 6.3.

(b)           In any Insolvency or Liquidation Proceeding:

(i)           if the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral in connection with any use of Cash Collateral or Post-Petition Financing, or if the motion of the First Lien Creditors for adequate protection in the form of additional or replacement collateral has been denied by the applicable bankruptcy court, then the Second Lien Collateral Agent, on behalf of itself or any of the other Second Lien Claimholders, may seek or request (and the First Lien Creditors, as necessary, will consent to) adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations, such use of Cash Collateral or any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, the First Lien Security Documents and the Second Lien Security Documents;

(ii)           subject to clause (iii) of this Section 6.3(b), the Second Lien Collateral Agent and the other Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral, including replacement Liens on post-petition collateral, provided that, as adequate protection for the First Lien Obligations, the First Lien Agent, on behalf of the First Lien Creditors, is also granted a security interest in and Lien upon such additional collateral, which is senior and prior to the security interest and Lien granted to the Second Lien Collateral Agent and/or the Second Lien Claimholders; (B) replacement Liens on the Collateral, provided that, as adequate protection for the First Lien Obligations, the First Lien Agent, on behalf of the First Lien Creditors, is also granted a security interest in and replacement Lien upon such Collateral, which is senior and prior to the security interest and Lien granted to the Second Lien Collateral Agent and/or the Second Lien Claimholders; and (C) an administrative expense claim, provided that, as adequate protection for the First Lien Obligations, the First Lien Agent, on behalf of the First Lien Creditors, is also granted an administrative expense claim that is senior and prior to the administrative expense claim granted to the Second Lien Collateral Agent and/or the Second Lien Claimholders; and

(iii)           if a motion for adequate protection by the First Lien Agent or any holder of First Lien Obligations has been denied, the Second Lien Collateral Agent and the other Second Lien Claimholders may, subject to the terms of this Agreement (including Section 6.2 and the other provisions of this Section 6.3), seek adequate protection.

6.4           No Waiver; Voting Rights; Reorganization Securities.

(a)           Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any other Second Lien Claimholder, including the seeking by the Second Lien Collateral Agent or any other Second Lien Claimholder of adequate protection or the assertion by the Second Lien Collateral Agent or any other Second Lien Claimholder of any of its rights and remedies under the Second Lien Documents or otherwise; provided, however, that this Section 6.4 shall not limit the rights of the Second Lien Claimholders expressly provided under Section 3.1 or Section 6.3.  Neither the First Lien Agent nor any First Lien Creditors shall object to or otherwise contest, and if necessary, will consent to, the adequate protection contemplated by Section 6.3(b)(i) or (ii).

(b)           The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that, in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose, contest, object to or interfere with (or join with or support any party in doing so) any disclosure statement or plan of reorganization or liquidation (x) that provides for the Discharge of First Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan or (y) that is otherwise accepted by the class of holders of the First Lien Obligations voting thereon.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) further agrees that, in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall support or vote for (or join with or support any party in doing so) any plan of reorganization or liquidation or disclosure statement of the Company, the Parent or any other Grantor unless such disclosure statement and plan (x) provide for the Discharge of First Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y)  is otherwise accepted by the class of holders of the First Lien Obligations voting thereon.  Notwithstanding the foregoing, the Second Lien Claimholders shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

6.5           Avoidance Issues.  If any First Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company, the Parent or any other Grantor any amount for any reason (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Creditors shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  Any and all amounts received by the Second Lien Collateral Agent or any Second Lien Claimholder from or in respect of Collateral or the proceeds thereof on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reins-

tatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First Lien Agent for the benefit of the First Lien Creditors, for application to the reinstated First Lien Obligations.  This Section 6.5 shall survive termination of this Agreement.

6.6           Post-Petition Interest.

(a)           Neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose, object to, contest or seek to challenge (or join with or support any third party opposing, objecting to or contesting) any claim by the First Lien Agent or any other First Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, premiums, costs or expenses to the extent of the value of the Liens securing the First Lien Obligations (it being understood and agreed that such value shall be determined without regard to the existences of any Liens securing the Second Lien Obligations and that neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose the positions taken by the First Lien Agent with respect to value); it being further understood that neither the First Lien Agent nor any other First Lien Creditor shall be entitled to post-petition interest relating to any Excess Amount.  Regardless of whether any such claim for pre- or post-petition interest, fees, premiums, costs, expenses or other charges is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First Lien Creditors, and is intended to provide the First Lien Creditors with the right, to receive payment of all post-petition interest, fees, premiums, costs, expenses or other charges through distributions from the Collateral made pursuant to the provisions of this Agreement even though such interest, fees, costs, expenses or other charges are not allowed or allowable against the bankruptcy estate of the Company, the Parent or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

6.7           Bankruptcy Code Section 1111(b)(2).  The Second Lien Collateral Agent shall not object to, oppose, support any objection or take any other action to impede the right of any First Lien Creditor to make an election under Section 1111(b)(2) of the Bankruptcy Code.  So long as the rights and remedies available to the Second Lien Collateral Agent are not impaired thereby, the Second Lien Collateral Agent waives any claim it may hereafter have against any First Lien Creditor arising out of the election by such Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.8           Limitations.  Without limiting any other right, remedy or limitation in this Agreement in favor of the First Lien Agent and the other First Lien Creditors, so long as the Discharge of First Lien Obligations has not occurred, without the express written consent of the First Lien Agent, none of the Second Lien Claimholders shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the First Lien Creditors or the value of any claims of First Lien Creditors under Section 506(a) of the Bankruptcy Code, (ii) assert or support any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral (provided that this clause will not preclude the Second Lien Collateral Agent or the Second Lien Claimholders from supporting a plan of reorganization permitted by Section 6.4(b)) or (iii) oppose, object to or contest the payment to the First Lien Creditors of interest, fees, premiums, costs or expenses under Section 506(b) of the Bankruptcy Code.

6.9           Plan of Reorganization.

(a)           If, in any Insolvency or Liquidation Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)           Neither the First Lien Agent or any First Lien Creditor nor the Second Lien Collateral Agent or any Second Lien Claimholder shall propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

6.10           Separate Grants of Security and Separate Classification.

The First Lien Agent, on behalf of the First Lien Creditors, and the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Second Lien Obligations are fundamentally different from the First Lien Obligations and, (ii) the First Lien Obligations are fundamentally different from the Second Lien Obligations and, in each case, must be separately classified in any plan of reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Creditors and the Second Lien Claimholders in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the First Lien Creditors and the Second Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of First Lien Obligations and Second Lien Obligations (with the effect being that, to the extent that (i) the aggregate value of the First Lien Creditors’ First Lien Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders thereon), the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their First Lien Collateral, before any distribution is made in respect of the Second Lien Obligations with respect to such Collateral, with each Second Lien Claimholder acknowledging and agreeing to turn over to the First Lien Agent with respect to such Collateral amounts otherwise received or receivable by them from Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Second Lien Obligations and (ii) the aggregate value of the Second Lien Claimholders’ Second Lien Collateral is sufficient (for this purpose ignoring all claims held by the First Lien Creditors thereon), the Second Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Second Lien Collateral, before any distribution is made in respect of the First Lien Obligations with respect to such Collateral, with each First Lien Creditor acknowledging and agreeing to turn over to the Second Lien Collateral Agent with respect to such Collateral amounts received or receivable by them from Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the First Lien Obligations).   If for any reason it is held that the claims of the First Lien Creditors and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, until the occurrence of the Discharge of First Lien Obligations, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Creditors amounts otherwise received or receivable by them from Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

SECTION 7.      Reliance; Waivers; Etc.

7.1           Reliance.  Other than any reliance on the terms of this Agreement, the First Lien Agent, on behalf of itself and the First Lien Creditors under the First Lien Documents, acknowledges that it and the other First Lien Creditors have, independently and without reliance on the Second Lien Collateral Agent or any other Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First Lien Document or this Agreement.  The Second Lien Collateral Agent, on behalf of the Second Lien Claimholders (other than the Second Lien Collateral Agent), acknowledges that it and the other Second Lien Claimholders have, independently and without reliance on the First Lien Agent or any other First Lien Creditor, and based on documents and information deemed by them appropriate, made their own analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2           No Warranties or Liability.  The First Lien Agent, on behalf of itself and the First Lien Creditors under the First Lien Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the other Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that each of the First Lien Agent and the First Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The First Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The First Lien Agent and the First Lien Creditors shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company, the Parent or any other Grantor (including under the First Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3           No Waiver of Lien Priorities.

(a)           No right of the First Lien Creditors, the Control Agent, the First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Parent or any other Grantor or by any act or failure to act by any First Lien Creditor or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the Control Agent, the First Lien Agent or any First Lien Creditors, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company, the Parent and the other Grantors under the First Lien Documents and the rights of the Second Lien Collateral Agent and the Second Lien Claimholders expressly set forth in this Agreement), the Control Agent, any First Lien Creditors, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any other Second Lien Claimholder, without incurring any liabilities to the Second Lien Collateral Agent or any other Second Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)           make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)           change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company, the Parent or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien

Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Creditors, the First Lien Obligations or any of the First Lien Documents;

(iii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company, the Parent or any other Grantor to the First Lien Creditors or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iv)           settle or compromise any First Lien Obligation or any other liability of the Company, the Parent or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;

(v)           exercise or delay in or refrain from exercising any right or remedy against the Company, the Parent or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Company, the Parent, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company, the Parent or any other Grantor to the First Lien Creditors or any liability incurred directly or indirectly in respect thereof;

(vi)           take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any Obligation secured thereby; and

(vii)           release or discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations, or release or discharge any First Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

(c)           The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and each other Second Lien Claimholder (by its acceptance of the benefits of the Second Lien Documents), agrees not to assert and hereby waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4           Waiver of Liability.

(a)           The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against the Control Agent, any First Lien Creditor or the

First Lien Agent, arising out of any and all actions which the Control Agent, the First Lien Creditors or the First Lien Agent may take or permit or omit to take with respect to: (i) the First Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First Lien Collateral), (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.  The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the Control Agent, the First Lien Creditors and the First Lien Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.  Neither the Control Agent, the First Lien Agent nor any other First Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company, the Parent or any other Grantor or upon the request of the Second Lien Collateral Agent, any other holder of Second Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (except to the extent required by the terms of the First Lien Documents).  Without limiting the foregoing, each Second Lien Claimholder by accepting the benefits of the Second Lien Documents agrees that neither the Control Agent, the First Lien Agent nor any other First Lien Creditor (in directing either such Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of creditors holding Obligations of any type (whether First Lien Obligations or Second Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of creditors from such realization, sale, disposition or liquidation.

(b)           With respect to its share of the First Lien Obligations, Bank of America, N.A. (together with its successors and assigns and in its capacity as a First Lien Creditor, “BOA”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other First Lien Creditor, all as if BOA were not the First Lien Agent.  The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include BOA in its individual capacity as a First Lien Creditor.  BOA and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if BOA were not acting as the First Lien Agent and without any duty to account therefor to any other Creditor.

7.5           Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Agent and the other First Lien Creditors and the Second Lien Collateral Agent and the other Second Lien Claimholders, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Document or any Second Lien Document or any setting aside or avoidance of any Lien;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any

amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company, the Parent or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company, the Parent or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Claimholder in respect of this Agreement.

7.6           Certain Notices.

(a)           Promptly upon the satisfaction of the conditions set forth in clauses (a), (b) and (c) of the definition of Discharge of First Lien Obligations, the First Lien Agent will endeavor to deliver written notice confirming same to the Second Lien Collateral Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Agent or the First Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b)           Promptly upon (or as soon as practicable following) the commencement by the First Lien Agent of any enforcement action or the exercise of any remedy with respect to, in each case, any Collateral (including by way of a public or private sale of Collateral), the First Lien Agent will endeavor to notify the Second Lien Collateral Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8.      Miscellaneous.

8.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.  Without limitation of the foregoing, notwithstanding any waivers by the Second Lien Claimholders of liabilities and/or duties of the Second Lien Collateral Agent or the Trustee under the Second Lien Documents, none of such waivers shall be effective with respect to the rights of the First Lien Agent or the First Lien Creditors under this Agreement; provided, further, that nothing in this Section 8.1, as between the Second Lien Collateral Agent, the other Second Lien Claimholders and the Grantors, shall be deemed to waive any rights, protections, priviledges, immunities or indemnities of the Second Lien Collateral Agent as set forth in the Second Lien Documents.

8.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Creditors may continue, at any time and without notice to the Second Lien Collateral Agent or any other Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, the Parent or any other Grantor constituting First Lien Obligations in reliance hereon.  The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Without limiting the generality of the foregoing, this Agreement, which is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Company, the Parent or any other Grantor shall include the Company, the Parent or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company, the Parent or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Documents terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Agent, the other First Lien Creditors and the First Lien Obligations, the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Creditors under Section 5.6 (including that such date shall be deemed not to have occurred in the event of any contemporaneous or subsequent Refinancing of the Credit Agreement with Indebtedness secured by a first priority Lien in any of the Collateral) or Section 6.5 of this Agreement and except to the extent any such term or provision, by its terms, survives any Discharge of First Lien Obligations.

8.3           Amendments; Waivers.

(a)           No amendment, modification or waiver of any of the provisions of this Agreement shall be made unless the same shall be in writing signed on behalf of each party hereto; provided none of the Company, the Parent nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except (i) to the extent their rights, duties, liabilities or obligations are affected thereby or (ii) as provided in subsection (b) below; provided further that additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement.

(b)           Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, none of the Company, the Parent nor any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent the liabilities, duties or obligations of the Company, the Parent or such Grantor are increased, expanded, or made more burdensome to the Company, the Parent or such Grantor, as the case may be, as a result of such amendment, modification or waiver.

8.4           Information Concerning Financial Condition of the Company, the Parent and its Subsidiaries.  The First Lien Agent and the First Lien Creditors, on the one hand, and the Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company, Parent and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  The Second Lien Collateral Agent shall have no duty to keep itself or the Second Lien Claimholders informed of any such matters.  The First Lien Agent and the other First Lien Creditors shall have no duty to advise the Second Lien Collateral Agent or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First Lien Agent or any of the other First Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any other Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Agent and the other First Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.  The Second Lien Collateral Agent and the other Second Lien Claimholders shall have no duty to advise the First Lien Agent or any other First Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the Second Lien Collateral Agent or any of the Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Agent or any other First Lien Creditor, it or they shall be under no obligation (w) to make, and the Second Lien Collateral Agent and the Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.  Subject to the Discharge of First Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets (in each case of Collateral or proceeds thereof) that the Second Lien Claimholders or Second Lien Collateral Agent pay over to the First Lien Agent or any of the other First Lien Creditors under the terms of this Agreement, the Second Lien Collateral Agent and the other Second Lien Claimholders shall be subrogated to the rights of the First Lien Agent and such other First Lien Creditors; provided that, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce any or all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.  Each of the Company, the Parent and each other Grantor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the other Second Lien Claimholders and paid over to the First Lien Agent or the other First Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not, as between the Company, the Parent and the other Grantors, on the one hand, and the Second Lien Claimholders, on the other hand, relieve or reduce any of the Obligations owed by the Company, the Parent or any other Grantor under the Second Lien Documents.

8.6           Application of Payments; Consent to Certain Changes.  All payments received by the First Lien Agent or the other First Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Creditors, in their sole discretion, deem appropriate.  The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 5.1(a) hereof, release of any security constituting Collateral which may at any time secure any part of the First Lien Obligations and to the addition of, or the release of in accordance with the terms hereof, any other Person primarily or secondarily liable therefor; provided, that the parties hereto agree that the Company shall not, and shall not permit any other Grantor to, substitute or exchange any security constituting Collateral under this Section 8.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged asset or property to secure the Second Lien Obligations and has taken all actions reasonably requested by the Second Lien Collateral Agent to perfect such new Liens.

8.7           SUBMISSION TO JURISDICTION; WAIVERS.

(a)           THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)           THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST LIEN DOCUMENTS AND THE SECOND LIEN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8           Notices.  All notices to the Second Lien Claimholders and the First Lien Creditors permitted or required under this Agreement may be sent to the Second Lien Collateral Agent and the First Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9           Further Assurances.  Each of the First Lien Agent, on behalf of itself and the First Lien Creditors under the First Lien Documents, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, the Company, the Parent and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  Each Second Lien Claimholder, by its acceptance of the benefits of the Second Lien Documents, agrees to be bound by the agreements herein made by it and the Second Lien Collateral Agent, on its behalf.  All parties hereto waive, to the fullest extent permitted by law, all statutory or other legal rights and defenses that may be available to them generally or specifically due to the identity of the Grantors that would result in the terms or intent of this Agreement not being enforced.

8.10           APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11           Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Agent, the other First Lien Creditors, the Second Lien Collateral Agent, any Permitted Additional Second Lien Obligations Representative, the other Second Lien Claimholders, the Control Agent, the Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement unless (i) the First Lien Agent consents to such assignment in writing or such assignment is permitted under the First Lien Credit Documents and (ii) such assignment is permitted under the Second Lien Notes Indenture and the Permitted Additional Second Lien Indebtedness Documents or is otherwise consented to by the Second Lien Collateral Agent.

8.12           Specific Performance.  Each of the First Lien Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement.  Each of the First Lien Agent, on behalf of itself and the First Lien Creditors, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent, the Second Lien Collateral Agent, the First Lien Creditors or the Second Lien Claimholders, as the case may be.

8.13           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14           Counterparts; Fax or Other Transmission.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

8.15           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  Each Second Lien Claimholder, by its acceptance of the benefits of the Second Lien Documents, agrees to be bound by the agreements made herein.

8.16           No Third Party Beneficiaries; Effect of Agreement.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First Lien Agent, the Second Lien Collateral Agent, the Control Agent, each Grantor and their respective successors and permitted assigns and shall inure to the benefit of each of the First Lien Creditors and the

Second Lien Claimholders.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Creditors, on the one hand, and the Second Lien Claimholders, on the other hand.  None of the Company, the Parent, any other Grantor or any other creditor thereof shall have any rights hereunder (other than, with respect to the Company, the Parent and the other Grantors, the right to enforce any provision hereunder to the extent that such provision expressly grants any rights or benefits to the Company, the Parent or any other Grantor or expressly addresses the Company’s, the Parent’s or any other Grantor’s rights or performance obligations under the Second Lien Documents).  Nothing in this Agreement is intended to or shall impair the obligations of the Company, the Parent or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First Lien Documents and the Second Lien Documents, respectively.

8.18           Grantors; Additional Grantors.  It is understood and agreed that the Company, the Parent and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto.  The original Grantors hereby covenant and agree to cause each Subsidiary of the Company which becomes a Guarantor under the Guaranty, each as defined in the Credit Agreement, or a Grantor (as defined in the Second Lien Security Documents) under any Second Lien Notes Document or the Permitted Additional Second Lien Indebtedness Documents after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First Lien Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the First Lien Agent.  The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Guarantor under the Guaranty, each as defined in the Credit Agreement, or a Grantor (as defined in the Second Lien Security Documents) under any Second Lien Notes Document after the date hereof at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19           No Agency.  This Agreement shall not create any agency relationship between the First Lien Agent or the Control Agent, on the one hand, and Second Lien Collateral Agent, on the other hand (it being understood that nothing in this Section 8.19 shall modify, affect or diminish the rights, obligations, covenants or duties of the Control Agent pursuant to Section 5.5 of this Agreement).

8.20           Rights of Second Lien Collateral Agent.  In acting under and by virtue of this Agreement, the Second Lien Collateral Agent shall have all of the rights, protections and immunities granted to the Collateral Agent and the Trustee under the Second Lien Notes Indenture, and all such rights, protections and immunities granted by the Second Lien Claimholders (the “Second Lien Agency Provisions”) are incorporated by reference herein, mutatis mutandis.  Notwithstanding anything to the contrary contained herein, in no event shall the Second Lien Collateral Agent, by reason of this Agreement or any of the Second Lien Notes Documents, have a fiduciary relationship or any fiduciary duties in respect of or to the First Lien Creditors or the First Lien Agent.  It is acknowledged that pursuant to Section 13.15 of the Second Lien Notes Indenture the Second Lien Noteholders have agreed to be bound by the terms of this Agreement.

8.21           Control Agent.  The provisions of Article IX or the Credit Agreement and the Second Lien Agency Provisions shall inure to the benefit of the Control Agent (as if the Control Agent were the agent named therein) in respect of this Agreement, the First Lien Documents and the Second Lien Documents, and shall be binding upon the parties hereto in such respect.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

FIRST LIEN AGENT:

BANK OF AMERICA, N.A., in its capacity as First Lien Agent

By:	/s/ Antonikia (Toni) L. Thomas
Name: Antonikia (Toni) L. Thomas
Title: Assistant Vice President

Notice Address:
Bank of America, N.A.
Agency Management
Mail Code: TX1-492-14-11
901 Main Street
Dallas, TX 75202
Attention:  Antonikia (Toni) L. Thomas
Telephone:  (214) 209-1569
Telecopier:  (877) 206-8432

SECOND LIEN COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIA- TION,
solely in its capacity as Second Lien Collateral Agent and not in its individual capacity

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

Notice Address:
Wells Fargo Bank, National Association
Corporate Trust Services
625 Marquette Avenue
11th Floor
Minneapolis, MN 55402
Attention:  Raymond Delli Colli
Telephone:  212-515-5260
Facsimile:  212-515-1589
E-Mail: Raymond.dellicolli@wellsfargo.com

CONTROL AGENT:

BANK OF AMERICA, N.A.
in its capacity as Control Agent

By:	/s/ Antonikia (Toni) L. Thomas
Name: Antonikia (Toni) L. Thomas
Title: Assistant Vice President

Notice Address:
Bank of America, N.A.
Agency Management
Mail Code: TX1-492-14-11
901 Main Street
Dallas, TX 75202
Attention:  Antonikia (Toni) L. Thomas
Telephone:  (214) 209-1569
Telecopier:  (877) 206-8432

COMPANY:

CENVEO CORPORATION

By:	/s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title: Chief Financial Officer

Notice Address: Cenveo Corporation One Canterbury Green 201 Broad Street Stamford, CT 06901 Attention: Chief Financial Officer Telephone: 203-595-3000 Telecopier: 203-595-3070

PARENT:

CENVEO, INC.

By:	/s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title: Chief Financial Officer

Notice Address: Cenveo, Inc. One Canterbury Green 201 Broad Street Stamford, CT 06901 Attention: Chief Financial Officer Telephone: 203-595-3000 Telecopier: 203-595-3070

GRANTORS:

Each entity listed on Schedule A hereto

By:	/s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title: Chief Financial Officer

Notice Address: c/o Cenveo Corporation One Canterbury Green 201 Broad Street Stamford, CT 06901 Attention: Chief Financial Officer Telephone: 203-595-3000 Telecopier: 203-595-3070

SCHEDULE A

Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services LLC
Cenveo Resale Ohio, LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
CRX JV, LLC
CRX Holding, Inc.
Rx Technology Corp.
CNMW Investments, Inc.
RX JV Holding, Inc.
PC Ink Corp.
Printegra Corporation
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Technology Solutions, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Interactive, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing Inc.
Old TSI, Inc.
Cadmus Investments, LLC
Port City Press, Inc.
Science Craftsman, Incorporated
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Berlin & Jones Co., LLC
Heinrich Envelope, LLC
Rex Corporation
136 Eastport Road, LLC
Lightning Labels, LLC

Nashua Corporation
Nashua International, Inc.

EXHIBIT A

FORM OF
JOINDER AGREEMENT

The undersigned, ____________________, a ______________, hereby (a) agrees to become party as [Permitted Additional Second Lien Obligations Representative] [representative under any Additional Credit Facility] under the Intercreditor Agreement dated as of February 5, 2010 (the “Intercreditor Agreement”) among CENVEO CORPORATION (the “Company”), CENVEO, INC. (the “Parent”), the other GRANTORS from time to time party thereto, BANK OF AMERICA, N.A., as First Lien Agent and Control Agent, and Wells Fargo Bank, National Association, as Second Lien Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, (b) agrees to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof and (c) [irrevocably appoints and authorizes the [Second Lien Collateral Agent] [First Lien Agent]1 to take such action as agent on its behalf and to exercise such powers under the Intercreditor Agreement as are delegated to the [Second Lien Collateral Agent] [First Lien Agent] by the terms thereof, together with all such powers as are reasonably incidental thereto] [agrees to act as the successor First Lien Agent under the terms of the Intercreditor Agreement and to be bound by the terms thereof that are binding on the First Lien Agent, and shall be entitled to all of the rights and benefits of the First Lien Agent thereunder]2.

The provisions of Sections 8.7 and 8.10 of the Intercreditor Agreement will apply with like effect to this Joinder Agreement.

1	In the case of any representative of an Additional Credit Facility described in clause (b) in the proviso to the definition thereof contained in Section 1.1 hereof.

2	In the case of any representative of an Additional Credit Facility described in clause (a) in the proviso to the definition thereof contained in Section 1.1 hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of _______________________, 20___.

[___________________________________]

By:
Name:
Title: